UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2026, the Board of Directors (the “Board”) of Vistagen Therapeutics, Inc. (the “Company”), upon recommendation from the Corporate Governance and Nominating Committee of the Board, unanimously approved of the appointment of Douglas J. Williamson, M.D. as a director to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Dr. Williamson will be entitled to receive compensation under the Company’s Director Compensation Plan. In accordance with this plan, upon Dr. Williamson’s appointment to the Board, Dr. Williamson received stock options issued under the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended (the “Options”), to purchase up to 40,826 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.2433 per share, an amount equal to the closing price of the Company’s Common Stock on Dr. Williamson’s appointment date (the “Effective Date”). The Options have a term of ten years and will vest in equal annual installments over a three-year period beginning on the one-year anniversary of the Effective Date, such that the Options will become fully vested and exercisable on the three-year anniversary of the Effective Date. Dr. Williamson is also entitled to annual cash compensation and equity awards under the terms of the Company’s Director Compensation Plan.

There are no arrangements or understandings between Dr. Williamson and any other persons pursuant to which he was elected as a director. Dr. Williamson does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Williamson and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Dr. Williamson entered into an Indemnification Agreement (the “Indemnification Agreement”), a copy of which is attached hereto as Exhibit 10.1. The Indemnification Agreement requires the Company to indemnify Dr. Williamson to the fullest extent permitted under Nevada law against liability that may arise by reason of his position as a director of the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Dr. Williamson’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information under this Item 7.01 and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits Index

Exhibit No.	Description

10.1	Indemnification Agreement by and between Vistagen Therapeutics, Inc. and Douglas J. Williamson, M.D., dated July 29, 2026
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated July 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: July 31, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer